EXHIBIT 16.1


Moffitt & Company, P.C.
Certified Public Accountants             5040 East Shea BIvd. Suite 270
                                         Scottsdale. Arizona 85254
                                         (480) 951-1416
                                         Fax (480) 948-3510
                                         Moffittcpas@eschelon .com

September 25, 2002


To The Board o f Directors
Precom Technology, Inc.
2255 G1ades Road, #324A
Boca Raton, FL 33431


Dear Board of Directors:


This is to confirm that the client-auditor re1ationship between Precom Technology, Inc. Commission File Number: 000-31507 and Moffitt & Company, P .C. has ceased.


Yours very truly.

/s/ Stanley M. Moffitt, CPA

Stanley M. Moffitt, CPA


cc:   Office of The Chief Accountant
        SECPS Letter File
        Securities and Exchange Commission
        Mail Stop 11-3
        450 Fifth Street, N. W.
        Washington, D.C. 20549




EXHIBIT 16.2


Moffitt & Company, P.C.
Certified Public Accountants             5040 East Shea BIvd. Suite 270
                                         Scottsdale. Arizona 85254
                                         (480) 951-1416
                                         Fax (480) 948-3510
                                         Moffittcpas@eschelon .com


October 9, 2002



STRICTLY CONFIDENTIAL


Dear Sir/Madam:

We have read the first three paragraphs of Item 4 included in the Form 8-K. filed October 9, 2002 of Precom Technology, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

    /s/ Moffitt & Company, P.C.

Moffitt & Company, P.C.